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                      COMMERCE ONE ACQUIRES COMMERCEBID.COM
      B2B E-COMMERCE LEADER ACQUIRES B2B AUCTION SERVICES TECHNOLOGY LEADER


WALNUT CREEK, CALIF. - NOVEMBER 5, 1999 - Commerce One, Inc., the leading provider of global business-to-business electronic commerce solutions, today announced that it has signed an agreement to acquire privately held CommerceBid.com, a leading developer of business-to-business auction and reverse auction service solutions. With this acquisition, Commerce One plans to rapidly accelerate the adoption of auction and reverse auction services by businesses worldwide.

The merger is structured as a tax-free, stock-for-stock exchange, and will be accounted for as a purchase transaction. Commerce One will issue approximately 785,000 shares of unregistered common stock and approximately $4.5 million in cash to the CommerceBid.com stockholders in this transaction. The parties expect to close the transaction within the next few business days.

CommerceBid.com's technology and services are designed to enable buyers and sellers to participate in auctions and reverse auctions through Commerce One MarketSite, the e-commerce portal for North America, as well as through other MarketSite portals on the Commerce One Global Trading Web, including BT MarketSite in the United Kingdom, NTT MarketSite in Japan, SESAMi.net in Singapore, Cable & Wireless Optus MarketSite in Australia and the recently announced General Motors e-commerce portal, GM TradeXchange.

The addition of auction and reverse auction capability to Commerce One MarketSite will deliver strategic benefits to both buyers and suppliers. Reverse auction services enable buyers to identify suppliers of new goods and services, or find more advantageous prices for currently purchased items, and at the same time achieve dramatic reductions in purchasing costs. Request-for-proposal (RFP) and request-for-quote (RFQ) processes, typically conducted by purchasing organizations, can be streamlined using reverse auction services. In addition, suppliers can use auction services to rapidly move excess inventories and generate new revenue channels.

"We are joining forces with an industry leader in online auction services because we recognize that dynamic pricing and sourcing represents the next big wave in business-to-business e-commerce, " said Mark Hoffman, president and CEO of Commerce One. "Auction services will soon become a core requirement for global trade, and it is therefore critical that we offer trading communities the very best auction technology and expertise as a core competence of Commerce One. With the acquisition of CommerceBid.com, we are ideally positioned to deliver the e-commerce solutions of the future."

Industry analysts forecast that auction sales will grow exponentially by 2002. According to Forrester Research, business-to-business auction sales will increase from $8.7 billion in 1998 to $52 billion in 2002. Keenan Vision anticipates more aggressive growth, estimating that online auctions will explode from $8.8 billion in 1999 to $88 billion in 2002. Keenan Vision also expects online auctions to represent a greater percentage of overall business-to-business e-commerce sales in the future, growing from 13% of total sales in 1999 to 26% in 2002.

COMMERCEBID.COM OFFERS HIGHEST QUALITY, MARKET-READY, INTERNATIONAL AUCTION SERVICES

Commerce One chose to acquire CommerceBid.com after an extensive review of



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competing auction services providers. Key determining factors were the high quality of CommerceBid.com's portal-based technology, the company's ready-for-market solutions and its ability to conduct auctions on a global basis, including international language and currency support. "CommerceBid.com's portal-based service provider model is a perfect match for Commerce One's portal strategy," said Hoffman. "Their solutions will deliver the quality and market readiness that our customers and partners have come to expect of us, and their international functionality will allow us to conduct auctions on a worldwide basis through the Global Trading Web."

The Global Trading Web is a network of regional and vertical interoperable business-to-business e-commerce portals called MarketSites. Today, regional MarketSites are being developed or operated by British Telecommunications, Commerce One, NTT Communications, SESAMi.com and Cable & Wireless Optus. This week, the newest member of the Global Trading Web, General Motors, announced its e-commerce portal, GM TradeXchange.

"We are excited to be joining the industry leader in global e-commerce solutions," said Liron Petrushka, chairman and chief executive officer of CommerceBid.com. "By combining CommerceBid.com's auction expertise and proven technology with Commerce One's global market reach and high visibility, we are uniquely positioned to offer auction and reverse auction opportunities to trading communities worldwide. With this technology, market makers such as BT or General Motors will be able to bring together large numbers of buyers and sellers and improve the flow of goods and services throughout various regional or industry-specific trading communities."

COMMERCE ONE AND COMMERCEBID.COM TO MERGE OPERATIONS

With this acquisition, Commerce One will maintain and grow CommerceBid.com's Santa Clara, Calif. site as a major development and operations center for Commerce One MarketSite. CommerceBid.com's CEO Liron Petrushka and President Ramesh Balwani will join Commerce One's executive management team reporting to Carl Falk, vice president of the Commerce One Global Trading Web.

"We are delighted to welcome all of CommerceBid.com's employees to the Commerce One family," said Hoffman. "We not only plan to retain these people but also intend to aggressively grow this part of our business for the foreseeable future."

The foregoing paragraphs include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements concerning the establishment of a business-to-business e-commerce auction services, the anticipated date of launch of such services, the anticipated date of Commerce One and CommerceBid.com closing the transaction, and the potential business benefits to be realized from the business combination of the parties. These statements are subject to risks and uncertainties. Actual results may differ materially from those described in such statements as a result of a number of factors. These factors include but are not limited to the ability of Commerce One and CommerceBid.com to timely roll-out services to the marketplace through MarketSite.Net and the other Global Trading Web partners, and the extent of customer adoption and utilization of the auction services once they become operational.

ABOUT COMMERCEBID.COM
CommerceBid.com is a leading developer of intranet, extranet and Internet-based e-commerce solutions for dynamic exchanges. ChannelBid-TM-, CommerceBid.com's first offering, is a robust, scalable enterprise level Web-based software solution designed to provide corporations with the tools needed to conduct all types of dynamic exchanges including both forward and reverse auctions. CommerceBid.com's technology capitalizes on the explosive growth and widespread acceptance of the Internet and provides a more efficient selling environment based on electronic commerce and real-time online interactions between buyers and sellers. CommerceBid.com is located in Santa Clara, Calif.

ABOUT COMMERCE ONE
Commerce One is the leading provider of electronic commerce solutions that dynamically link buying and supplying organizations into real-time trading communities. The Commerce One Solution, comprised of Commerce One BuySite and Commerce


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One MarketSite, enables companies to significantly reduce operational costs and increase efficiency by automating the entire indirect goods and services supply chain. As a result, enterprise organizations are able to realize a strategic competitive advantage as well as a rapid return on investment. Commerce One is located in Walnut Creek, Calif., and can be reached by phone at (800) 308-3838 or (925) 941-6000 or via the Internet at http://www.commerceone.com or http://www.marketsite.net.

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Commerce One, Commerce Chain, BuySite, BuySite Enterprise Edition, BuySite
Hosted Edition and MarketSite are either trademarks or registered trademarks of Commerce One. Other product and company names mentioned herein might be the trademarks of their respective owners.



COMPANY CONTACT:                              PRESS CONTACT:
Kit Robinson                                  Erik Curren
Commerce One                                  The Horn Group
925.941.4591                                  415.905.4014
kit.robinson@commerceone.com                  ecurren@horngroup.com